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                                                                   Exhibit 23.03


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated January 21, 1998 relating to the consolidated financial statements of Faircom Inc. (which merged with Regent Communications, Inc. on June 15, 1998) which appears in the Company's Registration Statement No. 333-91703. We also consent to the reference to us under the captions, "Selected Historical Financial Data" and "Experts" in this Registration Statement.


                                                        /s/ BDO Seidman, LLP
                                                        --------------------
                                                        BDO SEIDMAN LLP


Melville, New York
January 24, 2000